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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2001

MEDICALOGIC/MEDSCAPE, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-28285	93-0890696
(State of other jurisdiction incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

20500 NW Evergreen Parkway
Hillsboro, Oregon 97124
(Address of principal executive offices)

(503) 531-7000
(Registrant's telephone number, including area code)

Item 5. Other Events

    On January 24, 2001, MedicaLogic/Medscape, Inc. (the "Company") entered into a Strategic Alliance Agreement with General Motors Corporation ("GM"). Pursuant to this agreement, the Company issued GM a warrant to purchase five million shares of the Company's common stock at an exercise price of $2.31 per share. The warrant has a term of five years. The shares issuable upon exercise of the warrant are subject to the following volume limitations on resale: no more than 2.5 million shares may be sold during the first six months of the warrant's term and no more than 3.75 million shares in the aggregate during the first year of the warrant's term. The warrant contains a net exercise provision which would allow GM to exercise the warrant without the payment of any cash to the Company after the first eighteen months of the warrant's term. The Company's press release relating to this agreement is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits.

  99.1
  Press release dated January 25, 2001.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2001

MEDICALOGIC/MEDSCAPE, INC.
By:	/s/ MARK E. BOULDING Mark E. Boulding General Counsel, Executive Vice President, Governmental & Regulatory Affairs and Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 25, 2001

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EXHIBIT INDEX